Exhibit 99.1

Encore Capital Group Announces First Quarter 2010 Results

SAN DIEGO, April 27, 2010 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt management company, today reported consolidated financial results for the first quarter ended March 31, 2010.

For the first quarter of 2010:

•	Gross collections were $141.3 million, a 23% increase over the $115.2 million in the same period of the prior year.

•

Investment in receivable portfolios was $81.6 million, to purchase $2.1 billion in face value of debt, compared to $55.9 million, to purchase $1.3 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $54.5 million as of March 31, 2010. Total debt, consisting of the revolving credit facility, convertible senior notes and capital lease obligations, was $318.0 million as of March 31, 2010, an increase from $303.1 million as of December 31, 2009.

•

Revenue from receivable portfolios was $82.9 million, a 15% increase over the $72.3 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, was 64%, compared to 67% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.4 million, a 6% increase over the $4.1 million in the same period of the prior year.

•

Total operating expenses were $65.6 million, a 9% increase over the $60.2 million in the same period of the prior year. Operating expense (excluding stock-based compensation expense and bankruptcy servicing operating expenses) per dollar collected decreased to 42.9% compared to 48.3% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $82.6 million, a 29% increase over the $63.8 million in the same period of the prior year.

•	Total interest expense was $4.5 million, compared to $4.3 million in the same period of the prior year.

•	Net income was $10.9 million or $0.44 per fully diluted share, compared to net income of $9.0 million or $0.38 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $9.73 as of March 31, 2010, a 5% increase over $9.23 as of December 31, 2009.

Encore Capital Group, Inc.

Additional Financial Information:

Certain events affected the comparability of 2010 versus 2009 quarterly results, as outlined below. For a more detailed comparison of 2010 versus 2009 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

•	In the first quarter of 2010, the Company recorded net portfolio allowances of $7.9 million, compared to $5.4 million in the same period of the prior year.

•	In the first quarter of 2010, the Company expensed $8.5 million in upfront court costs, compared to $13.3 million in the same period of the prior year.

•

In the first quarter of 2009, the Company repurchased $25.6 million principal amount of its outstanding convertible senior notes, for a total price of $19.8 million, plus accrued interest. These repurchases resulted in a gain of $3.1 million or $0.08 per fully diluted share.

Conference Call and Webcast

The Company will hold a conference call today at 1:30 P.M. Pacific time / 4:30 P.M. Eastern time to discuss first quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s website at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning total operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure that reflects the equity deployed in the business. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Adjusted EBITDA, operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures, as presented by Encore Capital Group,

Encore Capital Group, Inc.

may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of operating expenses excluding stock-based compensation expense and bankruptcy servicing operating expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is a systems-driven purchaser and manager of charged-off consumer receivables portfolios. More information on the company can be found at www.encorecapitalgroup.com.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapitalgroup.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapitalgroup.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	March 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$7,575	$8,388
Accounts receivable, net	2,523	3,134
Investment in receivable portfolios, net	549,660	526,877
Deferred court costs	25,603	25,957
Property and equipment, net	9,922	9,427
Other assets	10,194	4,252
Goodwill	15,985	15,985
Identifiable intangible assets, net	1,041	1,139

Total assets	$622,503	$595,159

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$18,253	$21,815
Income taxes payable	5,188	2,681
Deferred tax liabilities, net	17,097	16,980
Deferred revenue	5,464	5,481
Debt	318,014	303,075
Other liabilities	1,321	2,036

Total liabilities	365,337	352,068

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 23,458 shares and 23,359 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	235	234
Additional paid-in capital	106,831	104,261
Accumulated earnings	150,703	139,842
Accumulated other comprehensive loss	(603)	(1,246)

Total stockholders’ equity	257,166	243,091

Total liabilities and stockholders’ equity	$622,503	$595,159

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue
Revenue from receivable portfolios, net	$82,907	$72,275
Servicing fees and other related revenue	4,431	4,171

Total revenue	87,338	76,446

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	15,485	13,957
Stock-based compensation expense	1,761	1,080
Cost of legal collections	26,433	29,947
Other operating expenses	9,114	5,980
Collection agency commissions	5,296	2,891
General and administrative expenses	6,879	5,697
Depreciation and amortization	673	623

Total operating expenses	65,641	60,175

Income before other (expense) income and income taxes	21,697	16,271

Other (expense) income
Interest expense	(4,538)	(4,273)
Gain on repurchase of convertible notes, net	—	3,053
Other income (expense)	192	(81)

Total other expense	(4,346)	(1,301)

Income before income taxes	17,351	14,970
Provision for income taxes	(6,490)	(5,973)

Net income	$10,861	$8,997

Weighted average shares outstanding:
Basic	23,494	23,122
Diluted	24,685	23,631
Earnings per share:
Basic	$0.46	$0.39
Diluted	$0.44	$0.38

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net income	$10,861	$8,997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	673	623
Amortization of loan costs and debt discount	1,062	1,221
Stock-based compensation expense	1,761	1,080
Gain on repurchase of convertible notes, net	—	(3,053)
Deferred income tax expense	117	145
Excess tax benefit from stock-based payment arrangements	(458)	(21)
Provision for allowances on receivable portfolios, net	7,881	5,427
Changes in operating assets and liabilities
Other assets	(822)	(165)
Deferred court costs	354	(2,310)
Prepaid income tax and income taxes payable	2,903	5,441
Deferred revenue	(17)	26
Accounts payable, accrued liabilities and other liabilities	(3,787)	(523)

Net cash provided by operating activities	20,528	16,888

Investing activities:
Purchases of receivable portfolios	(81,632)	(55,913)
Collections applied to investment in receivable portfolios, net	50,384	37,424
Proceeds from put-backs of receivable portfolios	584	924
Purchases of property and equipment	(208)	(469)

Net cash used in investing activities	(30,872)	(18,034)

Financing activities:
Payment of loan costs	(4,660)	—
Proceeds from notes payable and other borrowings	35,000	32,000
Repayment of notes payable and other borrowings	(22,000)	(17,000)
Repurchase of convertible notes	—	(19,834)
Proceeds from net settlement of certain call options	524	—
Proceeds from exercise of stock options	395	—
Excess tax benefit from stock-based payment arrangements	458	21
Repayment of capital lease obligations	(186)	(121)

Net cash provided by financing activities	9,531	(4,934)

Net decrease in cash	(813)	(6,080)
Cash and cash equivalents, beginning of period	8,388	10,341

Cash and cash equivalents, end of period	$7,575	$4,261

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,516	$3,699
Cash paid for income taxes	$3,832	$499
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$862	$—

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Operating Expenses, Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Operating Expenses to GAAP Total Operating Expenses, and

Tangible Book Value Per Share to GAAP Total Stockholders’ Equity

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2010	2009
GAAP net income, as reported	$10,861	$8,997
Interest expense	4,538	4,273
Provision for income taxes	6,490	5,973
Depreciation and amortization	673	623
Amount applied to principal on receivable portfolios	58,265	42,851
Stock-based compensation expense	1,761	1,080

Adjusted EBITDA	$82,588	$63,797

	Three Months Ended March 31,
	2010	2009
GAAP total operating expenses, as reported	$65,641	$60,175
Stock-based compensation expense	(1,761)	(1,080)
Bankruptcy servicing operating expenses	(3,311)	(3,386)

Operating expenses, excluding stock-based compensation expense and bankruptcy servicing operating expenses	$60,569	$55,709

	As of March 31, 2010	As of December 31, 2009
GAAP total stockholders’ equity, as reported	$257,167	$243,091
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(1,041)	(1,139)

Tangible book value	$240,141	$225,967
Diluted shares outstanding	24,685	24,484

Tangible book value per share	$9.73	$9.23